EX-35.1
(logo) OPTION ONE
MORTGAGE

One gets it done.

www.optiononemortgage.com


March 15, 2008


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attn: Pamela D. Pendarvis - Client Manger, Soundview 2007-OPT2

The Bank of New York
One Wall Street - 10th Floor
New York, New York 10286
Attn: Compliance Coordinator
INV# 583

Re: Soundview Home Loan Trust, Series 2007-OPT2
    Asset Backed Certificates, Series 2007-OPT2

If you have any questions, please contact Elizabeth Nguyen at (949) 727-8226 or email: Elizabeth.Nguyen@oomc.com


Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618



6501 Irvine Center Drive *Irvine *California *92618 *(800) 704-0800 *

(logo) EQUAL HOUSING
LENDER


(page)


(logo) OPTION ONE
MORTGAGE

One gets it done.

www.optiononemortgage.com



Annual Compliance Certificate


I, Fabiola Camperi, the undersigned, the duly authorized President of Option One Mortgage Corporation (as "Servicer"), does hereby certify the following for the calendar year ending on December 31, 2007:

1. A review of the activities of the Servicer during the reporting period and of its performance under the Servicing Agreement (as defined in the cover letter) for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the reporting period.



Certified By:

/s/ Fabiola Camperi
Name: Fabiola Camperi
Title: President
Date: March 14, 2008



6501 Irvine Center Drive *Irvine *California *92618 *(800) 704-0800 *

(logo) Equal Housing
Lender